SIGNATURES


      Pursuant to the requirement of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Milwaukee, and State of Wisconsin on the 6th day of July, 1983.


                                        NICHOLAS II, INC.
                                             (Registrant)



                                By:  /s/ Thomas J. Saeger
                                     --------------------
                                     Thomas  J. Saeger,  Vice
                                          President and Secretary
                                     (Principal Financial
                                          and Accounting Officer)

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 6th day of July, 1983, by the following persons in the capacities indicated.

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Albert O. Nicholas and Thomas J. Saeger, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


/s/ Albert O. Nicholas                       /s/ Robert H. Bock
-----------------------------                ------------------------
Albert O. Nicholas, President,               Robert H. Bock, Director
  Treasurer & Director


/s/ Melvin L. Schultz                        /s/ Russell W. Britt
-----------------------------                ------------------------
Melvin  L.  Schultz, Director                Russell W.  Britt, Director


/s/ Richard Seaman
-----------------------------
Richard Seaman, Director